UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2024

V2X, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

7901 Jones Branch Drive, Suite 700
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000
(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeremy Wensinger as President, Chief Executive Officer, and Member of the Board of Directors

On May 13, 2024, the Board of Directors (the “Board”) of V2X, Inc. (the “Company”) announced the appointment of Mr. Jeremy Wensinger as President, Chief Executive Officer (“CEO”), and a Class III Director of the  Board, effective June 17, 2024.

Prior to joining the Company, Mr. Wensinger, age 60, served as the Chief Operating Officer of Peraton, Inc., a leading provider of national security solutions and services, since 2017. Prior to joining Peraton, Mr. Wensinger served as a principal at Augusta Management Strategies, as president of the National Security Solutions business of PAE Government Services, Inc., chief operating officer of Global Technical Systems, Inc., chairman and president of Cobham Defense Systems and in various leadership roles at Harris Corporation. Mr. Wensinger earned a bachelor’s degree in finance from Bowling Green State University and an MBA in finance and management from the University of South Florida.

There is no arrangement or understanding with any person pursuant to which Mr. Wensinger was appointed as President, CEO, and a member of the Board, other than as described herein. In connection with Mr. Wensinger’s appointment as a member of the Board, Mr. Wensinger is expected to enter into the Company’s standard form of indemnification agreement, the form of which has been previously filed with the Securities and Exchange Commission. There are no family relationships among any of the Company’s directors or executive officers and Mr. Wensinger. Mr. Wensinger is not a party to any transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Compensatory Arrangements of President and Chief Executive Officer

In connection with Mr. Wensinger’s appointment as President and CEO, on May 5, 2024, the Company and Mr. Wensinger entered into an offer letter (the “Offer Letter”), pursuant to which Mr. Wensinger is entitled to (i) an annual base salary of $1,000,000, (ii) participate in the Company’s annual incentive plan, with a 2024 annual incentive target equal to 125% of Mr. Wensinger’s base salary earned during the 2024 fiscal year, (iii) a replacement compensation cash award of $400,000, payable in early 2025 and subject to Mr. Wensinger’s continued employment through the payment date, (iv) participate in the Company’s annual long-term incentive program, with a 2024 target grant date fair value equal to $4,250,000  and granted 50% in the form of time-vesting restricted stock units (“RSUs”) and 50% in the form of performance-vesting RSUs (“PSUs”), (v) a one-time special PSU grant of 20,000 shares that will vest subject to the achievement of Company stock price and relative total shareholder return objectives by December 31, 2025, and (vi) reimbursement for up to $25,000 in reasonable attorneys’ fees incurred in connection with the Offer Letter and any related agreements.

Under the terms of the Offer Letter, Mr. Wensinger is also eligible to participate in the Senior Executive Severance Plan (the “Severance Plan”) and the Special Senior Executive Severance Plan (the “Special Severance Plan”). Under the Severance Plan, in the event Mr. Wensinger’s employment is terminated without cause and not in connection with a change in control of the Company, he will be entitled to receive up to 18 months of his then annual base salary and target annual incentive award, subject to the terms of the Plan. Under the Special Severance Plan, in the event Mr. Wensinger’s employment is terminated in connection with certain change of control events, Mr. Wensinger will be entitled to receive compensation at a level of 2.5 times his then annual base salary and target annual incentive award, subject to the terms of the Special Plan.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Departure of Charles Prow as President, Chief Executive Officer

On May 9, 2024, Mr. Prow was separated as President and CEO of the Company, effective June 17, 2024. In connection with Mr. Prow’s departure, he will receive separation benefits consistent with a qualifying termination of employment without cause following an acceleration event related to the July 2022 merger of Vectrus, Inc. and Vertex Aerospace Services Holding Corp., as set forth in the Special Plan, subject to his execution of a general release of claims. In addition, due to Mr. Prow’s satisfaction of the age and service requirements for retirement, certain of his outstanding equity awards will be eligible for full vesting in accordance with their terms and subject to his compliance with non-competition and non-solicitation restrictive covenants. Mr. Prow’s entitlements under the Special Plan and his outstanding equity awards are further described in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 20, 2024. The Company expects to enter into a separation agreement with Mr. Prow that will memorialize his entitlements under the Special Plan and the applicable outstanding equity awards, and will file any such agreement as an exhibit to an applicable subsequent public filing.

Item 8.01.	Other Events.

On May 13, 2024, the Company issued a press release entitled, “V2X, Inc. Announces Executive Leadership Transition.” A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Offer Letter between Jeremy Wensinger and the Company dated May 5, 2024
99.1	Press Release dated May 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2X, INC.

Dated: May 13, 2024

	By:	/s/ Kevin T. Boyle
Kevin T. Boyle
Chief Legal Officer, General Counsel and Corporate Secretary